SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 10, 2018

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

34 South Molton Street, London W1K 5RG, United Kingdom

(Address of Principal Executive Offices)

+44(0)20 7409 5248

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 10, 2018, One Horizon Group, Inc. (the “Company”) and the shareholders of Banana Whale Studios Pte. Ltd. to which the Company issued 7,383,000 shares (the “Shares”) of the Company’s common stock in exchange for 51% of the equity of Banana Whale Studios entered into an Escrow Agreement whereby the 7,383,000 Shares have been deposited with a third party escrow agent. The Shares will be held by the escrow agent until the determination in June 2020 of the number of shares of the Company’s common stock to which the Shareholders are entitled pursuant to the terms of the May 18, 2018, Exchange Agreement whereby the Company acquired its interest in Banana Whale Studios.

Item 9.01.  Financial Statements and Exhibits.

10.1	Escrow Agreement among the Company and the remaining shareholders of Banana Whale Studios Pte. Ltd.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2018

ONE HORIZON GROUP, INC.

By:	/s/ Martin Ward
Name: Martin Ward Title: Chief Financial Officer